Exhibit 99.1

FOR MORE INFORMATION, CONTACT: Dan Swenson Senior Director, Investor Relations & Corporate Communications
847/405-2515 dswenson@cfindustries.com

Terra Nitrogen Company, L.P. Reports First Quarter 2012 Results and Announces Cash Distribution

DEERFIELD, IL (May 3, 2012)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $124.2 million on sales of $196.9 million for the first quarter ended March 31, 2012.  This compares to net earnings of $120.9 million on sales of $196.0 million for the 2011 first quarter.  Net income allocable to Common Units was $69.9 million ($3.78 per Common Unit) and $66.6 million ($3.60 per Common Unit) for the 2012 and 2011 first quarters, respectively.

Results for the first quarter of 2012 included an unrealized mark-to-market loss on natural gas derivatives of $11.3 million compared to a gain of $1.2 million in the first quarter of 2011.

Analysis of Results
Net sales for the 2012 first quarter totaled $196.9 million, compared to sales of $196.0 million for the 2011 first quarter.  This slight increase was due to higher ammonia and UAN average selling prices, which were partially offset by lower sales volumes.  The increase in selling prices resulted from a tight supply/demand balance for nitrogen products and higher expected crop plantings in North America.  The decrease in volumes was due primarily to the impact of the implementation of a product offtake agreement with CF Industries, which resulted in a one-time acceleration of sales in the first quarter of 2011, and modestly lower production during the first quarter of 2012.

Comparing the 2011 to the 2012 first quarter, TNCLP’s:

•                  Ammonia and UAN average selling prices increased by 25 and 13 percent, respectively.

•                  Ammonia and UAN sales volumes decreased by 12 and 13 percent, respectively.

•                  Realized natural gas unit costs decreased by 22 percent.

Cash Distribution
TNCLP reported today the declaration of a cash distribution for the quarter ended March 31, 2012, of $4.00 per common limited partnership unit payable May 30, 2012, to holders of record as of May 15, 2012.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the

General Partner when cumulative distributions exceed targeted levels. With this distribution, TNCLP cumulative distributions continue to exceed targeted levels.

About TNCLP
Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma, manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements
All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond TNCLP’s control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from expectations include, among others:

•                  risks related to TNCLP’s reliance on one production facility;

•                  the cyclical nature of TNCLP’s business;

•                  the global commodity nature of TNCLP’s fertilizer products, the impact of global supply and demand on TNCLP’s selling prices, and the intense global competition in the consolidating markets in which the partnership operates;

•                  conditions in the U.S. agricultural industry;

•                  the volatility of natural gas prices in North America;

•                  reliance on third party transportation providers;

•                  weather conditions;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

•                  CF Industries’ ability to implement a new enterprise resource planning system and complete other system integration activities;

•                  TNCLP’s inability to predict seasonal demand for its products accurately;

•                  risks involving derivatives and the effectiveness of TNCLP’s risk measurement and hedging activities;

•                  limited access to capital;

•                  acts of terrorism and regulations to combat terrorism;

•                  deterioration of global market and economic conditions;

•                  risks related to TNCLP’s dependence on and relationships with CF Industries;

•                  control of TNCLP’s General Partner by CF Industries;

•                  the conflicts of interest that may be faced by the executive officers of TNCLP’s General Partner, who operate both TNCLP and CF Industries; and

•                  changes in TNCLP’s treatment as a partnership for U.S. or state income tax purposes.

More detailed information about factors that may affect TNCLP’s performance may be found in its filings with the Securities and Exchange Commission, including its most recent periodic reports filed on Form 10-K and Form 10-Q, which are available through CF Industries’ Web site. Forward-looking statements are given only as of the date of this release and TNCLP disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

	(unaudited)
	March 31,	December 31,
	2012	2011
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$168.7	$179.8
Demand deposits with affiliates of the General Partner	—	8.6
Accounts receivable, net	0.7	0.6
Inventories, net	18.2	17.3
Prepaid expenses and other current assets	0.2	—
Total current assets	187.8	206.3

Property, plant and equipment, net	89.8	87.8
Other assets	6.9	6.6
Total assets	$284.5	$300.7

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$14.6	$18.4
Due to affiliates of the General Partner	2.7	—
Other current liabilities	23.3	12.0
Total current liabilities	40.6	30.4

Noncurrent liabilities	1.6	1.0

Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	220.8	234.8
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	0.9	1.1
General partner’s interest	20.6	33.4
Total partners’ capital	242.3	269.3
Total liabilities and partners’ capital	$284.5	$300.7

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2012	2011
	(in millions, except per unit amounts)
Net sales:
Product sales to an affiliate of the General Partner	$196.5	$195.8
Other income from an affiliate of the General Partner	0.1	0.1
Other income	0.3	0.1
Total	196.9	196.0

Cost of goods sold:
Materials, supplies and services	62.8	65.8
Services provided by the General Partner and Affiliates	4.9	5.1
Gross margin	129.2	125.1
Selling, general and administrative services provided by the General Partner and Affiliates	3.7	3.5
Other general and administrative expenses	1.3	0.7

Earnings from operations	124.2	120.9

Net earnings	$124.2	$120.9

Allocation of net earnings:
General Partner	$53.1	$53.2
Class B Common Units	1.2	1.1
Common Units	69.9	66.6
Net earnings	$124.2	$120.9

Net earnings per common unit	$3.78	$3.60

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

(unaudited)

	2012		2011
	Sales	Average	Sales	Average
Three months ended	Volumes	Price	Volumes	Price
March 31,	(000 tons)	($/ton)	(000 tons)	($/ton)
Ammonia	95	$517	108	$414
UAN[1]	506	$291	584	$258

	Three months ended
	March 31,
	2012	2011
Natural Gas Costs/MMBtu[2]	$3.37	$4.30

1  The nitrogen content of UAN is 32% by weight.

2  Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.